Exhibit 99.1


JER Asia Corp.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102


Ladies and Gentlemen:


                  I hereby consent to the references to my becoming a director of JER Asia Corp. (the "Company") in the Registration Statement on Form S-11 of the Company, the preliminary copy of which was initially filed on May 27, 1998 with the Securities and Exchange Commission.

                                            Sincerely yours,


                                            /s/ William T. Coleman, Jr.
                                            ---------------------------
                                            William T. Coleman, Jr.

July 20, 1998